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                                                                   EXHIBIT 10.21
                AMENDMENT NO. 3 TO THE PARTICIPATION AGREEMENT,
               THE LEASE AGREEMENT AND OTHER OPERATIVE AGREEMENTS


         THIS AMENDMENT NO. 3 (this "Amendment") dated as of October 2, 2001, is by and among aaiPHARMA INC. (f/k/a Applied Analytical Industries, Inc.), a Delaware corporation (the "Lessee" or the "Construction Agent"); WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (f/k/a First Security Bank, National Association), a national banking association, not individually but solely as the Owner Trustee under the AAI Realty Trust 1998-1 (the "Owner Trustee" or the "Lessor"); the various banks and other lending institutions listed on the signature pages hereto (subject to the definition of Lenders in Appendix A to the Participation Agreement referenced below, individually, a "Lender" and collectively, the "Lenders"); the various banks and other lending institutions listed on the signature pages hereto as holders of certificates issued with respect to the AAI Realty Trust 1998-1 (subject to the definition of Holders in Appendix A to the Participation Agreement referenced below, individually, a "Holder" and collectively, the "Holders"); and BANK OF AMERICA, NATIONAL ASSOCIATION (as successor to NationsBank, National Association), a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"). Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement (hereinafter defined).

                                   WITNESSETH

         WHEREAS, the parties to this Amendment are parties to that certain Participation Agreement dated as of October 2, 1998 (the "Participation Agreement"), certain of the parties to this Amendment are parties to that certain Lease Agreement dated as of October 2, 1998 (the "Lease Agreement") and certain of the parties to this Amendment are parties to the other Operative Agreements relating to a $15 million tax retention operating lease facility (the "Facility") that has been established in favor of the Lessee;

         WHEREAS, the parties to this Amendment are parties to the certain Amendment No. 1 to the Participation Agreement, the Credit Agreement, the Trust Agreement, the Security Agreement and Other Operative Agreements dated as of July 6, 1999 ("Amendment No. 1"), certain of the parties to this Amendment are parties to that certain Amendment and Forbearance Agreement dated as of August 27, 1999 ("Forbearance Agreement"), and the parties to this Amendment are parties to the certain Amendment No. 2 to the Participation Agreement, the Credit Agreement, the Trust Agreement, the Security Agreement and Other Operative Agreements dated as of November 30, 1999 ("Amendment No. 2");

         WHEREAS, certain of the parties to this Amendment are parties to that certain Second Amended and Restated Loan Agreement dated as of August 17, 2001 (the "Loan Agreement");

         WHEREAS, the parties hereto have agreed to modify and amend the Participation Agreement, the Lease Agreement and the other Operative Agreements to reflect certain provisions in the Loan Agreement, including among other things in order to modify certain


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provisions relating to pricing, conform certain expiration dates to the Loan
Agreement and incorporate certain representations and warranties made in the Loan Agreement, on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Appendix A to the Participation Agreement is hereby amended to modify or add, as applicable, the following defined terms as follows:

                  "Applicable Percentage" shall mean (i) for Eurodollar Loans, the Applicable Percentage for Eurodollar Loans referenced in the definition of "Applicable Percentage" in Section 1.1 of the Lessee Credit Agreement and (ii) for Eurodollar Holder Advances, the Applicable Percentage for Eurodollar Loans referenced in the definition of "Applicable Percentage" in Section 1.1 of the Lessee Credit Agreement plus fifty one-hundredths of one percent (0.50%).

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or
(ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty
(60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Change of Control" means any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Lessee and its Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) other than Frederick D. Sancilio or his Related Parties, shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by


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contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, 35% or more of the outstanding Voting Stock of the Lessee, (c) Continuing Directors shall fail to constitute a majority of the members of the board of directors of the Lessee or (d) the occurrence of a "Change of Control" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness (as such term is defined in the Lessee Credit Agreement). As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

                  "Continuing Director" means, as of any date of determination, any member of the board of directors of the Lessee who (x) was a member of the board of directors of the Lessee as of August 17, 2001 or (y) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Lessee or any member of the Controlled Group or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Lessee or any member of the Controlled Group or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, executive vice president, chief financial officer, controller or treasurer of such Person.

                  "Expiration Date" shall mean the Basic Term Expiration Date.

                  "Lessee Credit Agreement" shall mean that certain Second Amended and Restated Loan Agreement dated as of August 17, 2001 by and among the Lessee, as Borrower, certain of the subsidiaries of the Borrower from time to time party thereto, as Guarantors, Banc of America Mezzanine Capital LLC, as a Lender, the other lenders from time to time party thereto, and Bank of America, N.A., as Agent, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

                  "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Section 9.1 of the Lessee Credit Agreement.


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                  "Plan" means any employee benefit plan (as defined in Section
3(3) of ERISA) which is covered by ERISA and with respect to which the Lessee or any member of the Controlled Group or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Related Party" or "Related Parties" means spouses, lineal ancestors or descendants, natural or adopted, and spouses of lineal ancestors or descendants, or trusts for the sole benefit of any of such Persons.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

                  "Term" shall mean the Basic Term.

                  "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         2. The definition of "Renewal Term" in Appendix A to the Participation Agreement is hereby deleted in its entirety.

         3. Section 2.2 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

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         2.2      LEASE TERM.

                  The basic term of this Lease with respect to each Property (the "Basic Term") shall begin upon the Property Closing Date for such Property (in each case the "Basic Term Commencement Date") and shall end on September 30, 2002, unless the Basic Term is earlier terminated in accordance with the provisions of this Lease. Notwithstanding the foregoing, Lessee shall not be obligated to pay Basic Rent until the Rent Commencement Date with respect to such Property.

         4. Section 17.1 of the Lease is hereby deleted and replaced in its entirety with the following:

         17.1     LEASE EVENTS OF DEFAULT.

                  A Lease Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each a "Lease Event of Default"):

                     (a)   Payment.  Lessee shall

                           (i) default in the payment when due of any Termination Value, on the date any such payment is due and payable, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or any amount due on the Expiration Date;

                           (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any Basic Rent (except as set forth in Section 17.1(a)(i));

                           (iii) default, and such default shall continue for three (3) or more Business Days after receipt of notice that such payment is due, in the payment when due of any Supplemental Rent (except as set forth in Section 17.1(a)(i)); or

                     (b) Representations. Any representation, warranty or statement made or deemed to be made by the Lessee herein, in any of the other Operative Agreements, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                     (c)   Covenants. The Lessee shall:

                           (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.8, 7.10, 7.11 or 7.12 of


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                  the Lessee Credit Agreement or Section 8 of the Lessee Credit
                  Agreement, each as incorporated by reference pursuant to
                  Section 28.1 herein;

                           (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c) or (d) of the Lessee Credit Agreement as incorporated by reference pursuant to Section 28.1 herein, and such default shall continue unremedied for a period of at least 5 days after the earlier of an Executive Officer of the Lessee becoming aware of such default or notice thereof by the Agent; or

                           (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i), (c)(ii) or (j) of this Section 17.1) contained in this Lease Agreement or any other Operative Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of the Lessee becoming aware of such default or notice thereof by the Agent; or

                     (d) Operative Agreements. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Sections 8.4 or 8.5 of the Lessee Credit Agreement as incorporated by reference pursuant to
                  Section 28.1 herein, any Operative Agreement shall fail to be in full force and effect or to give the Agent and/or the other Financing Parties the Liens, rights, powers and privileges purported to be created thereby, or the Lessee shall so state in writing; or

                     (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Lessee; or

                     (f)   Defaults under Other Agreements.

                           (i) The Lessee shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) or any material obligation or condition of any contract or lease material to the Lessee and its Consolidated Subsidiaries taken as a whole if such default could reasonably be expected to have a Material Adverse Effect; or

                           (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Lease or the other Operative Agreements) in excess of $2,000,000 in the aggregate for the Lessee and its Consolidated Subsidiaries taken as a whole, (A) either (1) a default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default


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         or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (g) Judgments. One or more judgments or decrees shall be entered against the Lessee or any of its Consolidated Subsidiaries involving a liability of $2,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (h) ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $2,000,000: (i) any "accumulated funding deficiency," as such term is defined in
         Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Lessee or any Consolidated Subsidiary or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in
         (A) the termination of such Plan for purposes of Title IV of ERISA, or
         (B) the Lessee or any Consolidated Subsidiary or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Lessee or any Consolidated Subsidiary or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Lessee or any Consolidated Subsidiary or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (i)      Ownership.  There shall occur a Change of Control; or

                  (j) Insurance. The Lessee shall fail to maintain insurance as required by Article XIV of this Lease or to deliver any requisite annual



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         certificate with respect thereto within thirty (30) days of the date such certificate is due under the terms hereof; or

                  (k) Agency Agreement Event of Default. An Agency Agreement Event of Default shall have occurred and be continuing; or

                  (l) Lessee Credit Agreement Event of Default. Any Lessee Credit Agreement Event of Default shall have occurred and be continuing and shall not have been waived;

         then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving the Lessee five (5) days notice of such termination (provided, notwithstanding the foregoing, this Lease shall be deemed to be automatically terminated without the giving of notice upon the occurrence of a Lease Event of Default under Section 17.1(e)), and this Lease shall terminate, and all rights of the Lessee under this Lease shall cease. The Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of the Lessor or any other Financing Party, including without limitation reasonable fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

                  A POWER OF SALE HAS BEEN GRANTED IN THIS LEASE. A POWER OF SALE MAY ALLOW THE LESSOR TO TAKE THE PROPERTIES AND SELL THE PROPERTIES WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON THE OCCURRENCE OF A LEASE EVENT OF DEFAULT.

         5. The third sentence of Section 25.2(c) of the Lease Agreement is hereby deleted in its entirety.

         6. Pursuant to Section 28.1 of the Lease, by their execution of this Amendment the Majority Secured Parties hereby consent to the replacement in their entirety of the Incorporated Representations and Warranties, Incorporated Covenants and Additional Incorporated Terms with the representations and warranties, covenants and additional terms set forth in Section 6 (in the case of the Incorporated Representations), Sections 7 and 8 (in the case of the Incorporated Covenants) and Section 1.1 (in the case of the Additional Incorporated Terms), respectively, of the Lessee Credit Agreement, as such term is defined in this Amendment.

         7. This Amendment shall be effective upon satisfaction of the following conditions:

                  (a) execution and delivery of this Amendment by the parties hereto and execution and delivery of such other documents, agreements or instruments deemed necessary or advisable by the Agent;


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                  (b) receipt by the Agent of an officer's certificate of the
         Lessee and the Construction Agent (in form and in substance reasonably satisfactory to the Agent) certifying that a resolution has been adopted by Lessee's Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, specifying that no Default or Event of Default shall have occurred and be continuing, specifying that the representations and warranties of Lessee set forth in the Participation Agreement are true and correct as of the date hereof (except for any such representations and warranties which relate solely to an earlier time) and certifying as to the incumbency of the officer of Lessee executing this Amendment; and

                  (c) receipt by the Agent of the legal opinion of counsel to the Lessee relating to this Amendment in form and substance reasonably satisfactory to the Agent.

         8. Except as modified hereby, all of the terms and provisions of the Operative Agreements (including Schedules and Exhibits), as amended by Amendment No. 1, Amendment No. 2 and the Forbearance Agreement, shall remain in full force and effect.

         9. The Lessee agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         10. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         11. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.


                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                           AAIPHARMA INC., as the Construction Agent and as the Lessee


                           By:
                               -------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------


                           By:
                               -------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------


                           WELLS FARGO BANK NORTHWEST, N.A.
                           not individually, except as expressly stated herein, but solely as the Owner Trustee under the AAI Realty Trust 1998-1


                           By:
                               -------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------


                           BANK OF AMERICA, N.A., as a Holder, as a Lender and as the Agent


                           By:
                               -------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------



                                  Amendment No 3 to the Participation Agreement,
                              the Lease Agreement and Other Operative Agreements
                                                         AAI Realty Trust 1998-1